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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and in the Selected Historical Financial Information of Lodgian, Inc. and to the use of our report dated March 31, 1999, except for Note 15, as to which the date is June 24, 1999, in the Registration Statement (Form S-4) and related Prospectus of Lodgian Financing Corp. and Lodgian, Inc. for the registration of $200,000,000 of 12 1/4% Senior Subordinated Notes due 2009.

                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
August 9, 1999